Exhibit 99.1
WSB Financial Group, Inc. Schedules First Quarter 2007 Conference Call
April 19, 2007
Bremerton, WA
WSB Financial Group, Inc. (Nasdaq: WSFG), the holding company for Westsound Bank, today announced it will release its first quarter 2007 earnings and host a quarterly conference call on April 25, 2007. WSB Financial Group plans to report results before the market opens on Wednesday, April 25. David K. Johnson, President and CEO, and Mark D. Freeman, Executive Vice President and CFO, will host a conference call that day at 2:00 pm PDT (5:00 pm EDT) to discuss the results.
Investment professionals and all current and prospective shareholders are invited to access the live call by dialing (800) 361-0912. To listen to the call online, either live or archived, visit the Investor Relations page of Westsound Bank’s website by going to www.westsoundbank.com and clicking on “Investors.”
WSB Financial Group, Inc., based out of Bremerton, Washington, is the holding company for Westsound Bank. The company was founded in 1999, and currently operates nine full service locations and one loan production office, all located within 6 contiguous counties within Western Washington.
For additional information contact David K. Johnson at (360) 475-9374.